SUB-ITEM 77Q3

AIM STRUCTURED CORE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 8/31/2008
FILE NUMBER 811-09913
SERIES NO.: 7

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                              $ 3
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                              $ -
       Class C                                              $ -
       Class R                                              $ -
       Investor Class                                       $ -
       Institutional Class                                 $ 51

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                           0.0231
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                -
       Class C                                                -
       Class R                                                -
       Investor Class                                         -
       Institutional Class                               0.0511

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                               96
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                               17
       Class C                                               25
       Class R                                                5
       Investor Class                                    13,828
       Institutional Class                                2,966

74V. 1 Net asset value per share (to nearest cent)
                                                         $ 9.89
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $ 9.79
       Class C                                           $ 9.79
       Class R                                           $ 9.86
       Investor Class                                    $ 9.90
       Institutional Class                               $ 9.91